EXHIBIT 10.07



                                     ASSIGNMENT AND ACCEPTANCE


                                      Dated            ,


        Reference is made to the Credit Agreement, dated as of , 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the 'CREDIT AGREEMENT'), among Northeast Utilities, The Connecticut Light and Power Company and Western Massachusetts Electric Company (collectively, the 'BORROWERS'), the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement. Pursuant to the Credit Agreement, ________________ (the 'ASSIGNOR') has committed to make advances ('ADVANCES') to the Borrowers, which Advances are evidenced by the Notes issued by the Borrowers to the Assignor.

        The Assignor and                   (the 'ASSIGNEE') agree as follows:

        (b) The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor, a portion of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (other than in respect of Competitive Advances and Competitive Notes) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations of the Lenders under the Credit Agreement (the 'ASSIGNED INTEREST'), including, without limitation, such percentage interest in the Commitment as in effect on the Effective Date, the Advances outstanding on the Effective Date and the Notes. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Section 2 of Schedule 1. The effective date of this sale and assignment shall be the date specified on Schedule 1 hereto (the 'EFFECTIVE DATE').

        (c) On the Effective Date, the Assignee will pay to the Assignor, in same day funds, at such address and account as the Assignor shall advise the Assignee, the principal amount of the Advances outstanding under the Credit Agreement which are being assigned hereunder, and the sale and assignment contemplated hereby shall thereupon become effective. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Credit Agreement and the Notes to the extent of the Assigned Interest, including without limitation
(i)the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of principal, interest, fees, indemnities in respect of claims arising after the Effective Date (subject to Section 10.04 of the Credit Agreement), increased costs, additional amounts or otherwise; (ii)the right to vote and to instruct the Administrative Agent under the Credit Agreement based on the Assigned Interest;
(iii)the right to set-off and to appropriate and apply deposits of the Borrowers as set forth in the Credit Agreement; and (iv)the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the Assigned Interest (whether from the Borrowers, the Administrative Agent or otherwise) in the same funds in which such amount is received by the Assignor.

        (d) The Assignor (i)represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii)makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the Notes or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the Notes or any other instrument or document furnished pursuant thereto;
(iii)makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or the Notes or any other instrument or document furnished pursuant thereto; and (iv)attaches its Notes which are subject to the assignment being made hereby and requests that the Administrative Agent obtain new Notes from the Borrowers in accordance with the terms of subsection 10.07(d) of the Credit Agreement.

        (e) The Assignee (i)confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01(f) and (g) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii)agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the Notes; (iii)appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Notes as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv)agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Notes are required to be performed by it as a Lender; (v)specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; and (vi)attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respects to all payments to be made to the Assignee under the Credit Agreement (and the Notes) or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

        (f) Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. Upon such acceptance and recording and receipt of any consent of the Borrower required pursuant to subsection 10.07(a), as of the Effective Date, the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Notes and the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the Notes.

        (g) Upon such acceptance, recording and consent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

        (h) This Lender Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

        (i) This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

        IN WITNESS WHEREOF, the parties hereto have caused this Lender Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule1 hereto.

                                            Schedule 1
                                                to
                                         Lender Assignment
                                      Dated           , 19



Section 1.

        (i)    Total Credit Agreement Commitments:   $________

        (ii)   Percentage Interest:{1}                _________%

        (iii)  Amount of Assigned Share:             $________


Section 2.

        Assignee's Commitment:                       $________


Section 3.

        Effective Date:{2}                           __________, 19__



                                      [NAME OF ASSIGNOR], as Assignor


                                      By
                                         Title:


                                      [NAME OF ASSIGNEE], as Assignee


                                      By
                                         Title:



                                      Domestic Lending Office (and
                                        address for notices):
                                             [Address]


                                      Eurodollar Lending Office:
                                             [Address]


Accepted this      day
of             ,


CITIBANK, N.A.
   as Administrative Agent



By
   Title:

               ''FOOTNOTES''

 {1} Specify percentage to no more than 8 decimal points.

 {2} See Section 10.07(a). Such date shall be at least 5 Business Days after the execution of this Lender Assignment.

Consented to:{3}

NORTHEAST UTILITIES


By:
        Name:
        Title:


THE CONNECTICUT LIGHT AND POWER
   COMPANY


By:
        Name:
        Title:


WESTERN MASSACHUSETTS ELECTRIC
   COMPANY


By:
        Name:
        Title:

               ''FOOTNOTES''
 {3} Consent of the Borrower is required for all assignments EXCEPT for any assignment by a Lender to any of its Affiliates or to any other Lender or any of its Affiliates.